UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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The Allstate Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Allstate Corporation
2775 Sanders Road
Northbrook, Illinois 60062

SUPPLEMENT TO PROXY STATEMENT
For
THE 2019 ANNUAL MEETING OF SHAREHOLDERS

On April 8, 2019, The Allstate Corporation (the “Company”) filed with the Securities and Exchange Commission and made available to its shareholders a definitive proxy statement (the “Proxy Statement”) for the Company’s 2019 Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on May 21, 2019. The Proxy Statement contains, among other proposals, a proposal to approve the Company’s 2019 Equity Incentive Plan (the “Plan”). This proxy statement supplement, dated April 19, 2019, supplements the Proxy Statement (this “Supplement”). Terms used but not defined in this Supplement shall have the meaning given to them in the Proxy Statement.

In order to make information available to our shareholders and their advisors, we are providing additional information with respect to the number of shares that remain available for future grant under the Company’s equity incentive plans as of March 1, 2019, and the number and types of equity awards outstanding as of such date under these plans, such that this information as of March 1, 2019 (as compared to as of the end of fiscal 2018) is available in connection with the evaluation of the proposal to approve the Plan. The information provided in the Proxy Statement continues to apply and should be considered in voting your shares.

Supplemental Data

The following table includes information as of March 1, 2019, with respect to The Allstate Corporation’s equity compensation plans:

Securities Authorized for Issuance Under Equity Compensation Plans
Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance under
	be Issued upon Exercise	Exercise Price of	Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants, and Rights	Warrants, and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders(1)	17,438,447(2)	$71.56(3)	7,715,462(4)
Total	17,438,447(2)	$71.56(3)	7,715,462(4)

(1)

Consists of the 2013 Equity Incentive Plan, which amended and restated the 2009 Equity Incentive Plan; the 2017 Equity Compensation Plan for Non-Employee Directors; the 2006 Equity Compensation Plan for Non-Employee Directors; and the Equity Incentive Plan for Non-Employee Directors (the equity plan for non-employee directors prior to 2006). The Company does not maintain any equity compensation plans not approved by stockholders.

(2)

As of March 1, 2019, 14,026,410 options, 958,155 restricted stock units (RSUs) and 2,453,882 performance stock awards (PSAs) were outstanding. The weighted-average exercise price of outstanding options, warrants, and rights does not take into account RSUs and PSAs, which have no exercise price. PSAs are reported at the maximum potential amount awarded for incomplete performance periods, reduced for forfeitures. For such performance periods, the actual number of shares earned may be less and are based upon measures achieved at the end of the three-year performance period for those PSAs granted in 2017, 2018 and 2019.

(3)	Weighted-average remaining contractual term of outstanding options as of March 1, 2019 is 6.9 years.

(4)

Under the 2013 Equity Incentive Plan 7,349,139 shares may be issued in the form of stock options, unrestricted stock, restricted stock, restricted stock units, SARs, performance units, performance stock, and stock in lieu of cash (assuming PSAs at maximum potential amount). Under the 2017 Equity Compensation Plan for Non-Employee Directors 366,323 shares that may be issued in the form of stock options, unrestricted stock, restricted stock, restricted stock units, and stock in lieu of cash compensation. The 2013 Equity Incentive Plan and the 2017 Equity Compensation Plan for Non-Employee Directors are the only plans under which awards can currently be granted.

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions. Important information regarding how to vote your shares and revoke proxies already submitted is available in the Proxy Statement under the caption “Other Information.”

Sincerely, SUSAN L. LEES SECRETARY APRIL 19, 2019